                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         ADVANCED POLYMER SYSTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         ADVANCED POLYMER SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1996
                            ------------------------

To the Stockholders of Advanced Polymer Systems, Inc.:

     The Annual Meeting of Stockholders of Advanced Polymer Systems, Inc. (the "Company") will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on June 5, 1996, at 10:00 a.m. local time, for the following purposes:

     1. To elect eight directors to hold office until the next annual meeting of stockholders and until their successors are elected.

     2. To approve an amendment to the Company's 1992 Stock Plan to increase the number of shares by 750,000.

     3. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

     Only stockholders of record at the close of business on April 19, 1996, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Julian N. Stern, Secretary

Redwood City, California
May 3, 1996

                                   IMPORTANT

           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
         PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE
                       IN THE ENCLOSED POSTPAID ENVELOPE.

                         THANK YOU FOR ACTING PROMPTLY.

                         ADVANCED POLYMER SYSTEMS, INC.
                               3696 HAVEN AVENUE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (415) 366-2626

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Advanced Polymer Systems, Inc. ("APS" or the "Company"), a Delaware corporation. The proxy is solicited for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. local time on June 5, 1996, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California. The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is May 3, 1996.

VOTING

     Only stockholders of record at the close of business on April 19, 1996, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 17,839,509 shares of its Common Stock, $.01 par value (the "Common Stock"). Holders of a majority of the outstanding shares of Common Stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share of Common Stock held. In the election of directors, the eight candidates receiving the highest number of affirmative votes of the shares represented and voting at the Annual Meeting will be elected directors. An affirmative vote of a majority of the shares present and voting at the meeting is generally required for approval of any other items submitted to the stockholders for their consideration. Abstentions and broker non-votes are each included in the determination of whether a quorum is present at the meeting. Each is tabulated separately; abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the same effect as negative votes, while broker non-votes are not counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

SOLICITATION OF PROXIES

     Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, telegraph or telefax. No additional compensation will be paid for any such services. Costs of solicitation will be borne by the Company. APS will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected to the Board at the Annual Meeting, each to serve for a one year term until the Annual Meeting to be held in 1997, and until his or her successor has been elected and qualified. All the nominees presently are directors of APS. It is intended that proxies received will be voted "FOR" the election of the nominees, unless marked to the contrary.

     The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. If any nominee should become unavailable prior to the election, the accompanying proxy will be voted for the election of any nominee who is designated by the present Board of Directors to fill the vacancy.

INFORMATION CONCERNING THE BOARD OF DIRECTORS:

     The nominees for Directors of APS and their ages and position with the Company are as follows:

                                                                                     DIRECTOR
                     NAME                    AGE        POSITION WITH COMPANY         SINCE
    ---------------------------------------  ---     ----------------------------    --------
    John J. Meakem, Jr.....................  59      Chairman, President and CEO       1991
    Carl Ehmann(3).........................  53      Director                          1994
    Jorge Heller, Ph.D.(3).................  68      Director                          1991
    Helen C. Leong(3)......................  68      Director                          1985
    Peter Riepenhausen(2)..................  59      Director                          1991
    Toby Rosenblatt(1)(2)..................  57      Director                          1983
    Gregory H. Turnbull(1).................  57      Director                          1986
    Dennis Winger(1).......................  48      Director                          1993

- ---------------
(1) Member of the Finance and Audit Committee of the Board.

(2) Member of the Compensation and Stock Options Committee of the Board.

(3) Member of the Science Oversight Committee of the Board.

     John J. Meakem, Jr. -- chief executive officer and president of APS since June, 1991, director since July, 1991; chairman of APS board of directors since March, 1993; chairman of Premier, Inc., a privately held company, from 1986 until its acquisition by APS in 1993. From 1970 to 1986, Mr. Meakem was corporate executive vice president and president of Combe, North America and Combe, Inc. Prior to that Mr. Meakem was vice president of Richardson-Vicks, Inc.

     Carl Ehmann, M.D., F.A.C.P. -- director of APS since June, 1994. Mr. Ehmann is currently executive vice president -- research and development of R.J. Reynolds Tobacco Company where he also serves as a member of the executive and operating committee. He also serves as a director of Biosource Technologies, Inc.

     Jorge Heller, Ph.D. -- director of APS since April, 1991 and executive director of the APS Research Institute since January, 1994. Dr. Heller was director of the controlled release and biomedical polymers program at SRI International until January, 1994, where he was a staff member since 1974. He is also adjunct professor of pharmacy at the University of California, San Francisco, and at the University of Utah. He is editor of the Journal of Controlled Release and past president of the Controlled Release Society.

     Helen C. Leong -- director of APS since March, 1985, and chairwoman of the Board in 1986 and 1987. Mrs. Leong is, and has been for more than five years, the managing partner of Leong Ventures, which makes investments in the areas of biogenetics and health oriented technologies. She is a director of Erox Corporation. Mrs. Leong is also a founder of the Mid-Peninsula Bank where she has served as a director since 1988.

     Peter Riepenhausen -- director of APS since April, 1991. Mr. Riepenhausen is currently president and chief executive officer of ReSound Corporation. He serves as a director of Chiron Vision Inc., Caradon (Europe) plc. and Weru A.G. He served as vice chairman of the board of directors of The Cooper Companies, Inc. from January, 1987 until September, 1989, and from January, 1984 until December, 1986 he was executive vice president of The Cooper Companies, Inc. Mr. Riepenhausen has also held executive positions with Blendax-Werke R. Schneider GmbH & Co. of West Germany and Pepsico, Inc.

     Toby Rosenblatt -- director of APS since September, 1983. Mr. Rosenblatt is president of The Glen Ellen Company and Vice President of Founders Investments, Ltd. Both companies are involved in private investment activities. Mr. Rosenblatt serves as a director of Biosource Technologies Inc., the State Street Investment Trust and State Street Research Family of Mutual Funds. He is also a trustee of numerous civic and educational institutions.

     Gregory H. Turnbull -- director of APS since February, 1986. Mr. Turnbull is currently a self-employed consultant and a director of Planar Systems. He was managing director of Kemper Securities from mid-1992 to April, 1993. Prior to that, he was a partner of Cable & Howse Ventures, a venture capital organization which he first joined in 1983, and of which he is currently a special limited partner.

     Dennis Winger -- director of APS since February, 1993. Mr. Winger is currently senior vice president, finance and administration and chief financial officer of Chiron Corporation. He is also a member of Chiron's Strategy Committee. Prior to joining Chiron, Mr. Winger held a series of financial positions at The Cooper Companies, Inc., including chief financial officer.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met four times during 1995. Except for Dr. Jorge Heller and Dr. Carl Ehmann, each of the directors participated in at least 75% of the total number of meetings of the Board and of the committees of the Board on which each served. Although Dr. Heller and Dr. Ehmann were unable to attend 75% of the total number of meetings of the Board and of the committees of the Board on which they serve, they were consulted on board actions during the year.

     The Board has a Finance and Audit Committee, a Compensation and Stock Options Committee and a Science Oversight Committee. The Finance and Audit committee, which met two times during the last fiscal year, consisted of Messrs. Rosenblatt, Turnbull and Winger. The Finance and Audit Committee recommends engagement of the Company's independent auditors and reviews the scope and results of the annual independent audit of the Company's books and records. The Committee is also responsible for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls, and reviewing its plans for providing appropriate financial resources to sustain the Company's operations. The Compensation and Stock Options Committee, which met two times during the year, consisted of Messrs. Rosenblatt and Riepenhausen. The function of the Compensation and Stock Options Committee is to propose and review the compensation policies of the Company and to administer the Company' s stock options plan. The Science Oversight Committee, which met three times during the year, consisted of Dr. Ehmann, Mrs. Leong and Dr. Heller. The function of the Science Oversight Committee is to review the Company's research and development activities.

COMPENSATION OF DIRECTORS

     Under the Company's 1992 Stock Option Plan, each nonemployee director of the Company is automatically granted an option to acquire 10,000 shares of Common Stock annually and receives a one-time automatic grant to acquire 25,000 shares when first elected as a director. The Company paid no other Directors' fees for the fiscal year ended December 31, 1995. Certain directors of the Company have received consulting fees. See "Certain Transactions."

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth beneficial Common Stock ownership as of April 19, 1996, (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director, including nominees, and each executive officer named in the Summary Compensation Table included in the Proxy Statement and (iii) by all executive officers and directors as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable and except as otherwise set forth in the footnotes to the table.

                                                                     NUMBER OF     PERCENT OF
                                 NAME                                SHARES(1)      CLASS(1)
    ---------------------------------------------------------------  ---------     ----------
    Robert Albus(2)................................................    410,393         2.3
    Thomas Bigger(3)...............................................     47,395           *
    Carl Ehmann, M.D., F.A.C.P.(4).................................     34,500           *
    Jorge Heller, Ph.D.(5).........................................     70,000           *
    Helen C. Leong(6)..............................................    179,940         1.0
    John J. Meakem, Jr.(7).........................................    698,850         3.8
    Sergio Nacht(8)................................................    182,584         1.0
    Michael O'Connell(9)...........................................    148,085           *
    Peter Riepenhausen(10).........................................     68,000           *
    Les Riley(11)..................................................          0           *
    Toby Rosenblatt(12)............................................    235,526         1.3
    Gregory H. Turnbull(13)........................................     45,000           *
    Dennis Winger(14)..............................................     38,750           *
    Johnson & Johnson Development Corporation(15)..................  2,355,107        13.1
      One Johnson & Johnson Plaza
      New Brunswick, NJ 08933
    Smith Barney Holdings Inc. ....................................  3,334,469        18.7
      1345 Avenue of the Americas
      New York, NY 10105
    Officers and Directors as a group (12 persons).................  2,159,023        11.2
      (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)

- ---------------
  *  Less than one percent.

 (1) Assumes the exercise of all outstanding options and warrants to purchase Common Stock held by such person or group to the extent exercisable on or before June 19, 1996, and that no other person has exercised any outstanding stock options.

 (2) Includes 180,729 shares underlying presently exercisable stock options.

 (3) Consists of 47,395 shares underlying presently exercisable stock options. Mr. Bigger left the Company in March 1996.

 (4) Includes 32,500 shares underlying presently exercisable stock options.

 (5) Consists of 70,000 shares underlying presently exercisable stock options.

 (6) Includes 87,500 shares underlying presently exercisable stock options.

 (7) Includes 462,081 shares underlying presently exercisable stock options.

 (8) Includes 181,581 shares underlying presently exercisable stock options.

 (9) Includes 147,707 shares underlying presently exercisable stock options.

(10) Includes 3,000 shares held as joint tenant with Mr. Riepenhausen's spouse and 65,000 shares underlying presently exercisable stock options.

(11) Mr. Riley currently has no exercisable stock options, but holds 100,000 stock options which will vest annually over four years from the date on which he joined the Company.

(12) Includes 45,000 shares underlying presently exercisable stock options.

(13) Consists of 45,000 shares underlying presently exercisable stock options.

(14) Consists of 38,750 shares underlying presently exercisable stock options.

(15) Includes warrants to purchase 200,000 shares of common stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, as well as any holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on review of such reports and certain representations furnished to it, the Company believes that during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the total compensation for fiscal years 1995, 1994 and 1993 of the chief executive officer and each of the other four most highly compensated executive officers whose salary exceeded $100,000 in 1995.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                 ------------
                                                    ANNUAL
                                                 COMPENSATION       AWARDS
                                                 ------------    ------------        ALL OTHER
             NAME AND POSITION           YEAR     SALARY($)       OPTIONS(#)     COMPENSATION($)(1)
    -----------------------------------  -----   ------------    ------------    ------------------
    John J. Meakem, Jr. ...............   1995      310,962         150,000(2)          4,500
      Chairman, President and Chief       1994      290,122          50,000             1,000
      Executive Officer                   1993      259,222         175,000             1,000
    Robert Albus(3)....................   1995      200,000          25,000             3,082
      Senior Vice President, President    1994      194,790               0             1,000
      of Premier                          1993      166,830         100,000               750
    Thomas Bigger(4)...................   1995      185,000          25,000                 0
      Senior Vice President               1994       42,278         100,000                 0
                                          1993          N/A             N/A               N/A
    Sergio Nacht, Ph.D.................   1995      170,115          20,000             4,433
      Senior Vice President               1994      167,727          20,000             1,000
      Science and Technology              1993      157,738          15,000             1,000
    Michael O'Connell..................   1995      182,308          30,000             4,500
      Executive Vice President, Chief     1994      172,779         100,000             1,000
      Financial and Administrative
         Officer                          1993      158,771          30,000             1,000

- ---------------
(1) The stated amounts are Company matching contributions to the Advanced Polymer Systems Salary Reduction Profit Sharing Plan. In 1995, the Company made matching contributions equal to 50% of each participant's contribution during the plan year up to a maximum amount equal to the lesser of 3% of each participant's annual compensation or $4,500.

(2) Mr. Meakem received a three-year option grant in 1995 of 150,000 shares which vest monthly over the three-year period beginning May 1, 1996.

(3) Mr. Albus joined the Company in April, 1993. The annual compensation for 1993 excludes salary from Premier, Inc. prior to the acquisition on April 2, 1993.

(4) Mr. Bigger joined the Company in October, 1994 and he was compensated at an annual rate of $185,000. Mr. Bigger left the Company in March, 1996.

     The following table sets forth certain information with respect to options granted during 1995 to the executive officers named in the Summary Compensation Table.

                          STOCK OPTION GRANTS IN 1995

                                                                                          POTENTIAL
                                                 INDIVIDUAL GRANTS                       REALIZABLE
                                  ------------------------------------------------    VALUE AT ASSUMED
                                  NUMBER OF                                            ANNUAL RATES OF
                                  SECURITIES   % OF TOTAL                                STOCK PRICE
                                  UNDERLYING    OPTIONS                               APPRECIATION FOR
                                   OPTIONS     GRANTED TO    EXERCISE                  OPTION TERM(1)
                                   GRANTED    EMPLOYEES IN    PRICE     EXPIRATION   -------------------
              NAME                 (#)(2)     FISCAL YEAR     ($/SH)       DATE       5%($)     10%($)
- --------------------------------  ---------   ------------   --------   ----------   -------   ---------
John J. Meakem, Jr. ............   150,000(3)     23.6        $5.250     06/22/05    495,255   1,255,072
Robert Albus....................    25,000         3.9        $5.250     06/22/05     82,542     209,179
Thomas Bigger...................    25,000         3.9        $5.250     06/22/05     82,542     209,179
Sergio Nacht, Ph.D..............    20,000         3.1        $5.250     06/22/05     66,034     167,343
Michael O'Connell...............    30,000         4.7        $5.250     06/22/05     99,051     251,014

- ---------------
(1) Potential realizable value is based on an assumption that the price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission ("SEC") and do not reflect the Company's estimate of future stock price growth.

(2) The options granted under the Company's 1992 Stock Plan typically vest over 4 years at 25% annually. Payments on exercise, including any taxes the Company is required to withhold, may be made in cash, by a full recourse promissory note or by tender of shares. Options are granted at fair market value on the date of grant. The options granted to Mr. Meakem in 1995 vest over 3 years.

(3) Mr. Meakem received a three-year option grant in 1995.

     The following table sets forth certain information with respect to the value of options held at fiscal year end by the executive officers named in the Summary Compensation Table. During 1995, none of the named officers exercised any stock options.

      AGGREGATED OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUES

                                                                               VALUE OF UNEXERCISED
                                             NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                                           OPTIONS AT 1995 YEAR-END            AT FISCAL YEAR-END(1)
                                         -----------------------------     -----------------------------
                                         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                 NAME                        (#)              (#)              ($)              ($)
- ---------------------------------------  -----------     -------------     -----------     -------------
John J. Meakem, Jr. ...................    440,598          217,316           247,273          44,832
Robert Albus...........................    153,125           46,875            78,594           5,469
Thomas Bigger..........................     32,291           92,709            37,239          94,011
Sergio Nacht, Ph.D.....................    173,349           46,651           145,043           6,145
Michael O'Connell......................    127,917          132,083            13,906          56,404

- ---------------
(1) Market value of underlying securities at fiscal year end minus the exercise price of "in-the-money" options.

     APS did not make any awards during 1995 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, excluding options.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing compensation policies applicable to the Company's executive officers and, pursuant to such policies, determining the compensation payable to the Company's chief executive officer and other executive officers of the Company. The committee consists of Peter Riepenhausen and Toby Rosenblatt, each of whom is a non-employee director of the Company. The following report relates to compensation payable to the Company's executive officers for the year ended December 31, 1995.

COMPONENTS OF COMPENSATION

     There are three components of compensation payable to the Company's executive officers; base salary and equity-based incentive compensation in the form of stock options, as well as annual incentive compensation in the form of cash bonuses, although no incentive bonuses were paid in 1995.

COMPENSATION POLICIES

     The Company's compensation policies for all employees, including executive officers, are designed to provide targeted compensation levels that are competitive with those of regional high technology companies of similar size, with whom the company must compete in the recruitment of senior personnel. The Committee also ties incentive cash bonuses to the achievement of a pre-established plan and uses stock options to promote equity-ownership in the Company at levels deemed appropriate by the Committee for executive officers. The goals of the Committee are to align compensation with the Company's objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term success of the Company. The Company does not believe that compensation payable by it will be subject to the limitations on deductibility provided under Section 162(m) of the Internal Revenue Code.

     The Committee retained the services of a compensation consulting firm to provide data regarding competitive levels of salary compensation and to provide general guidance to the Committee in evaluating executive compensation.

BASE SALARIES

     The salary component of executive compensation is based on the executive's level of responsibility for meeting the Company's objectives and performance, and comparison to similar positions in the Company and comparable companies. Base salaries for executive officers are reviewed and adjusted annually based on information regarding competitive salaries, including salary survey data provided by third parties regarding regional high technology companies. Individual increases are established by the Committee (taking into account recommendations of the chief executive officer concerning the overall effectiveness of each executive.)

CASH BONUSES

     Incentive cash bonuses are determined based on the Company's achievement of certain pre-established performance objectives. No incentive bonuses were paid in 1995.

STOCK OPTIONS

     The Company's compensation policies recognize the importance of stock ownership by senior executives and stock options are an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options which vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific grants takes into account the executive officer's salary, number of options previously granted, as well as shares of Common Stock held, and the contributions to the Company's success.

COMPENSATION PAYABLE TO CHIEF EXECUTIVE OFFICER

     The 1995 salary for Mr. Meakem, the Company's chairman, president and chief executive officer, was determined principally from the terms of his employment agreement with the Company dated May 1, 1993. The Compensation Committee and Board of Directors increased the base salary of $300,000 to $315,000 effective April 1, 1995. This increase in base salary corresponds to the average percentage increase in salaries payable to all employees. Mr. Meakem also received a three-year option grant in 1995 covering 150,000 shares which will vest over a three-year period beginning on May 1, 1996. As of April 19, 1996, Mr. Meakem holds presently exercisable options to purchase 457,914 shares and, including options, beneficially owns as of that date 694,683 shares of the Company's Common Stock.

                                          Compensation and Stock Option
                                          Committee

                                          Peter Riepenhausen
                                          Toby Rosenblatt

                               PERFORMANCE GRAPH

     The rules of the SEC require APS to include in this Proxy Statement a line graph presentation comparing cumulative five year stockholder returns, on a dividend reinvested basis, with broad based equity index and a published industry index. The Company has selected the S&P 500 Stock Index and H&Q Technology Stock Index for purposes of the comparison which appears below. The graph assumes that $100 was invested in APS stock and each index on December 31, 1990, with all dividends reinvested. Past stock performance is not necessarily indicative of future results.

                                   ADVANCED                       HAMBRECHT &
      Measurement Period            POLYMER                          QUIST
    (Fiscal Year Covered)        SYSTEMS, INC.     S & P 500      TECHNOLOGY
12/90                                      100             100             100
12/91                                      467             130             148
12/92                                      372             140             170
12/93                                      233             155             186
12/94                                      194             157             215
12/95                                      244             215             323
2/96                                       389             225             343

                              CERTAIN TRANSACTIONS

     On April 2, 1993, APS acquired Premier, Inc. in exchange for 454,444 shares of APS Common Stock. Premier is a marketing and distribution company specializing in over-the-counter drug and personal care products. Premier has exclusive arrangements to market and distribute two sunscreens, Sundown(R) and Johnson's Baby Sunblock(R), on behalf of Johnson & Johnson Consumer Products, Inc. and has further licensed Take-Off (R) make-up remover from Johnson & Johnson. Premier also markets seven APS products -- EveryStep(R), a shoe and foot deodorant, and the Exact(R) product line for the treatment of acne: vanishing cream, tinted cream, face wash, adult acne cream, pore treatment gel and cleansing wipes. In addition, effective September 1995, the Company licensed from Reckitt & Colman the exclusive U.S. rights to the Neet(R) line of depilatory products.

     John J. Meakem, Jr., the chairman, chief executive officer and president of APS, and Robert Albus, senior vice president of APS, were founders of Premier. Mr. Meakem and Mr. Albus each received 227,222 shares of APS common stock on the closing of the acquisition.

     The Company entered into a three-year employment agreement with Mr. Meakem in May 1993. In 1995, the employment agreement was amended to extend the term for an additional three years and provide for automatic yearly extensions thereafter unless written notice of its intention not to automatically extend the agreement is given by either party. The employment agreement provides that Mr. Meakem may elect to terminate his employment within stated periods of a change in control of the Company (defined to include an acquisition of more than fifty percent of the outstanding shares of the Company) and receive an amount equal to his prior twelve months' salary and bonus, payable over the subsequent twelve month period. Mr. Meakem is entitled to receive an amount equal to twice his prior twelve months' salary and bonus if the Company should terminate his employment within stated periods of a change in control or if he elects to terminate his employment following a change in control if his position with the Company is reduced in terms of responsibility or indicia of status.

     During 1995, the Company paid to Dr. Jorge Heller, Mrs. Helen C. Leong, and Mr. Peter Riepenhausen, all of whom are directors of the Company for consulting services in their fields of expertise, the respective amounts of $48,000, $0 and $0. Payments for similar services in 1994 were $48,000, $0 and $47,000, respectively, and in 1993 were $44,000, $3,000 and $47,000, respectively.

     The Company has entered into agreements with Biosource Technologies, Inc. ("Biosource") of which Toby Rosenblatt and Dr. Carl Ehmann are directors and Toby Rosenblatt is a stockholder. Dr. Carl Ehmann is also an executive officer of a company that is a Biosource stockholder. All agreements between APS and Biosource have been, and will continue to be, considered and approved by a vote of the disinterested directors. The agreements provide APS with worldwide rights to use and sell Biosource's biologically synthesized melanin in Microsponge systems for all sun protection, cosmetic, ethical dermatology and over-the-counter skin care purposes. In return, APS is required to make annual minimum purchases of melanin, and to pay royalties on sales of melanin-Microsponge products including certain prepayments. During 1995, the Company paid Biosource $3,329 in royalties and accrued $600,000 for an estimated loss on future purchase commitments. During 1994, APS paid Biosource $3,279 for royalties on product sales and $263,403 for the supply of melanin. The 1994 financial results also include a $685,000 provision for the estimated loss on certain future purchase commitments and related inventory on hand for product in excess of estimated requirements. During the fiscal year ended December 31, 1993, the Company paid or accrued $893,485 for the supply of melanin, an additional $200,000 to meet the annual minimum purchase commitment, and $40,820 for royalties on product sales. The 1993 financial results also included a $750,000 provision for the estimated loss on certain future purchase commitments and related inventory on hand for product in excess of estimated requirements.

           APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 STOCK PLAN

     The Board of Directors has approved, subject to stockholder approval, an amendment to the Company's 1992 Stock Plan to increase the number of shares by 750,000. The 1992 Plan is intended to strengthen the Company by providing added incentive to officers, directors, employees and consultants for high levels of performance and unusual efforts to increase the earnings of the Company through the opportunity for stock ownership. The Board of Directors believes it would be in the best interest of the Company to approve the amendment to the 1992 Plan to increase the number of shares by 750,000 because the 1992 Plan, currently the only Plan pursuant to which the Company grants options, has only 85,641 shares available for grant as of March 31, 1996. In addition, the 1992 Plan includes provisions for the automatic grant of options to nonemployee directors. As of March 31, 1996, directors, officers, employees and consultants held unexercised options covering 2,189,705 shares of Common Stock with an average exercise price of $6.27.

DESCRIPTION OF THE 1992 PLAN

     The following is a general summary of the principal provisions of the 1992 Stock Plan. The 1992 Plan authorizes the granting of ISOs to employees (including employees who are officers and directors) and NSOs to officers, directors, employees and consultants to purchase authorized, but unissued shares of the Company's Common Stock. The number of shares reserved for issuance on the exercise of options granted under the 1992 Plan is 3,250,000. The 1992 Plan is administered by the Administrator who determines the terms of Options granted under the 1992 Plan, including the exercise price, number of shares subject to the Option, whether the Option is an ISO or an NSO, and the schedule pursuant to which the Option shall become exercisable, except that nonemployee directors only will receive mandatory grants of NSOs as described below. No Option may be granted under the 1992 Plan after March, 2002, but outstanding options may extend beyond that date.

     The 1992 Plan also provides that option grants to nonemployee directors of the Company shall be made on a mandatory basis and not on a discretionary basis. The Company does not pay any directors fees for services as a director, and uses NSOs as an alternative way to compensate nonemployee directors and to provide incentives to them through an equity interest in the Company. Under the 1992 Plan, a 10 year NSO to purchase 25,000 shares of the Company's Common Stock will be granted to each person who is neither an officer nor an employee of the Company when such person is first elected or appointed director. Each such option vests at the rate of 25% per year, so long as the individual is serving as a director, with full vesting over four years. The 1992 Plan also provides for the grant of a ten year NSO to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company held more than 12 months after a nonemployee director is first elected or appointed to the Board of Directors. These options fully vest one year after the date of grant. Other than for these mandatory grants of Options, nonemployee directors will not be eligible to receive grants under the 1992 Plan.

     The exercise price of each Option granted under the 1992 Plan must be at least equal to 100% of the fair market value of the underlying shares of Common Stock on the date of grant. The 1992 Plan provides that the maximum term of an option is ten years. With respect to any participant then owning stock possessing more than ten percent (10%) of the voting power of the Company's outstanding capital stock, the exercise price of any ISO must be at least 110% of fair market value of the underlying shares of Common Stock on the date of grant, and the term may be no longer than five years. The 1992 Plan permits the exercise of options for cash, a check, or with the approval of the Administrator, tender (but not more frequently than once every six months) to the Company of shares of the Company's Common Stock owned by the optionee and having a fair market value not less than the option exercise price or delivery of full recourse promissory notes.

     The 1992 Plan limits to $100,000 the value of option stock (measured at the time of the option grant) with respect to which ISOs granted to any one employee after 1986 under any Company plan may vest in any calendar year.

     At the time an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the optionee is required to make adequate provision for federal and state income and employment tax withholding obligations of the Company, if any, resulting from the exercise. Subject to certain limitations applicable to an optionee who is an officer or director of the Company, an optionee may elect, subject to the terms of the 1992 Plan and the approval of the Administrator, to have shares of Common Stock issuable on exercise of the Options withheld or to tender shares then owned by the optionee to provide for these taxes.

     Generally, Options are exercisable not upon grant, but in cumulative increments over time. Options granted to officers or directors subject to
Section 16(b) of the Securities Exchange Act of 1934 are not exercisable until at least six months after the date of grant. Options may be exercised for thirty days after the optionee leaves the Company and, if the optionee's employment is terminated by reason of death or permanent disability, for one year after the optionee's death or disability, but in either case not beyond the original term of the Option.

     No Option granted under the 1992 Plan is transferable by the optionee other than by will or under the laws of descent and distribution, and each Option is exercisable, during the lifetime of the optionee, only by the optionee. In the event of a merger of the Company, sale of the substantially all of its assets or similar transaction, the Administrator may, among other things, accelerate the expiration date and the exercisability of all Options outstanding under the 1992 Plan.

     Under the 1992 Plan, the Administrator also may grant to participants a direct right to purchase shares by notifying the grantee of the terms, conditions and restrictions relating to the purchase right.

     The 1992 Plan expires in March, 2002, unless terminated earlier by the Board of Directors. The Board may at any time terminate or amend the 1992 Plan, provided that without approval of stockholders there will be: (i) no increase in the total number of shares covered by the 1992 Plan; and (ii) no change in the class of persons eligible to receive Options. In any case, no amendment may adversely affect any then-outstanding Option or unexercised portion thereof without the optionee's consent unless such amendment is required to enable the Option to qualify as an ISO.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     The following description of federal income tax consequences is based upon current statutes, regulations and interpretations thereof. Because the applicable rules are complex and because income tax consequences may vary depending upon the individual circumstances of each optionee, optionees should consult their personal tax advisors concerning federal, state, local and foreign income tax consequences associated with their participation in the 1992 Plan.

     ISOs granted under the 1992 Plan are intended to constitute "incentive stock options" within the meaning of the Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includible in the optionee's "alternative minimum tax income" ("AMTI"), used to calculate the "alternative minimum tax". The Option Spread is measured on the date of exercise and is generally includible in AMTI in the year of exercise.

     If an optionee holds the shares for at least two years from the date the ISO was granted, and for at least one year from the date the ISO was exercised, any long-term gain from a sale of the shares should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding period (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company should be entitled to a corresponding tax deduction. A gain in a Disqualifying Disposition, in excess of the amount required to be recognized as ordinary income, if any, would be a capital gain.

     If an optionee pays for option shares with shares of the Company acquired under an ISO or other qualified stock option ("statutory option stock") the tender of shares is a Disqualifying Disposition of the statutory option stock if the applicable holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under an ISO or other qualified stock option of the Company, then any appreciation in value of the surrendered shares is not taxed upon surrender.

     An optionee is not taxed upon the grant of an NSO. Generally, the optionee will recognize as ordinary income the Option Spread on the date of exercise. The Company is entitled to a deduction equal to the amount of ordinary income recognized by an optionee. Such income is subject to income tax withholding by the Company.

     If shares of Common Stock are delivered in payment of the exercise price of an NSO, the appreciation in value of the surrendered shares is not then taxed. The use of shares previously acquired by exercise of an ISO or other statutory stock option may be a Disqualifying Disposition of those shares, although the IRS has announced that it is studying this point. It is possible, although the Company believes it unlikely, that election by an optionee to have shares of Common Stock withheld in satisfaction of the optionee's withholding tax obligations upon exercise of an NSO or Disqualifying Disposition of ISO shares may result in dividend income to the optionee.

     The following table shows the number of options granted to the named individuals and groups under the 1992 Stock Plan during 1995.

                                 PLAN BENEFITS
                                1992 STOCK PLAN

                            NAME AND POSITION                           NUMBER OF OPTIONS(1)
    ------------------------------------------------------------------  --------------------
    John J. Meakem, Jr................................................         150,000(2)
    Chairman, President and Chief Executive Officer
    Robert Albus......................................................          25,000
    Senior Vice President, President of Premier
    Thomas Bigger.....................................................          25,000
    Senior Vice President
    Sergio Nacht, Ph.D................................................          20,000
    Senior Vice President, Science & Technology
    Michael O'Connell.................................................          30,000
    Senior Vice President, Chief Financial and Administrative Officer
    Executive Officers as a Group.....................................         250,000
    Non-Executive Director Group......................................          70,000
    Non-Executive Officer Employee Group..............................         222,500

- ---------------
(1) All options granted at fair market value on the date of the grant.

(2) Mr. Meakem received a three-year option grant in 1995.

PROPOSAL

     At the Annual Meeting, stockholders will be asked to approve an amendment to the Company's 1992 Stock Plan to increase the number of shares by 750,000. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company. Copies of the 1992 Plan are available by writing to the Company to the attention of Marea Fabrique, Investor Relations. The Board of Directors recommends a vote "FOR" the proposal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1996. KPMG Peat Marwick LLP has acted as the Company's auditors since the Company's inception in 1983. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so. The representative of KPMG Peat Marwick LLP also will be available to respond to questions raised during the meeting.

                              FINANCIAL STATEMENTS

     The Company's annual report to stockholders for the fiscal year ended December 31, 1996, containing audited consolidated balance sheets as of the end of each of the past two fiscal years and audited consolidated statements of operations, shareholders' equity and cash flows for each of the last three fiscal years, is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Under the applicable rules of the Securities and Exchange Commission, a stockholder who wishes to submit a proposal for inclusion in the proxy statement of the Board of Directors for the annual meeting of stockholders to be held in the spring of 1997 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later than January 6, 1997.

                                 OTHER MATTERS

     The Board knows of no other matters which will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this Proxy Statement will be voted in accordance with the judgment of the person or persons holding such proxy.

                                             BY ORDER OF THE BOARD OF DIRECTORS,

                                          Julian N. Stern, Secretary

Redwood City, California
May 3, 1996

 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU
                                      PLAN
          TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN
           THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

                        ADVANCED POLYMER SYSTEMS, INC.
                               1992 STOCK PLAN


    1. Purpose. The purpose of the Advanced Polymer Systems, Inc., 1992 Stock Plan (the "Plan") is to attract, retain and motivate directors, officers, key employees and consultants of Advanced Polymer Systems, Inc. (the "Company"), and its subsidiaries by giving them the opportunity to acquire stock ownership in the Company. Grants under this Plan may be either incentive stock options ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("NSOs"), and this Plan and any options granted hereunder shall be appropriately construed to conform to such requirements. This Plan also provides for the direct sale of shares to eligible participants.

    2. Effective Date and Term of Plan. This Plan was adopted by the Company's Board of Directors (the "Board") and became effective on March 24, 1992. This Plan shall terminate automatically 10 years after its effective date unless terminated earlier by the Board under Section 12. No options or purchase rights shall be granted after termination of this Plan but all options and purchase rights granted prior to termination shall remain in effect in accordance with their terms.

    3. Number and Source of Shares Subject to the Plan. Subject to the provisions of Section 10, the total number of shares of stock with respect to which options or purchase rights may be granted under this Plan is 3,250,000 shares of Common Stock, $.01 par value, of the Company (the "Stock"). The shares covered by any terminated or expired option or purchase right or the unexercised portion thereof shall become available again for grant under this Plan. The shares to be issued hereunder upon exercise of an option or purchase right may consist of authorized and unissued shares or treasury shares.

    4. Administration of the Plan. This Plan shall be administered by a committee of at least two members of the Board each of whom is a disinterested person within the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Adminstrator"). So long as not otherwise required for the Plan to comply with Rule 16b-3, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company or a subsidiary as it deems proper. The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any options or purchase rights granted or shares purchased under this Plan shall be final and binding. No member of the Board shall be liable for any decision, action or omission respecting this Plan, or any options or purchase rights granted or shares issued under this Plan.

    5.  Persons Eligible to Participate in this Plan.

        (a) ISOs may be granted under this Plan only to employees of the Company or any subsidiary of the Company, including employees who may also be officers or directors of the Company or any subsidiary. NSOs and purchase rights may be granted to employees, including employees who may also be officers or directors, directors, consultants and potential employees (in contemplation of employment) of the Company or any subsidiary; provided, however, that, notwithstanding anything to the contrary elsewhere herein, grants to directors who are not employees of the Company and are disinterested persons within the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, ("Nonemployee Directors") may be made only in accordance with Section 5(b) below; provided, further, that no director who has received an option or purchase right grant under this Plan other than pursuant to Section 5(b) shall be eligible to serve as a member of the Administrator for one year after the date of grant. All grants shall be made by the Administrator. Determination by the Administrator as to eligibility shall be conclusive.

        (b) Notwithstanding any other provision of this Plan, Nonemployee Directors may receive grants under this Plan only in accordance with this
Section 5(b).

             (i) Subject to the terms and conditions of this Plan, when any Nonemployee Director who has not previously been a member of the Board is first elected or appointed as a member of the Board, then on the effective date of such appointment or election the Company shall grant to such new Nonemployee Director an NSO to purchase 25,000 shares at an exercise price equal to the fair market value of such shares on the date of such option grant.

             (ii) Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following the annual meeting of stockholders of the Company (even if held on the same day as the meeting of stockholders) which is held more than 12 months after a Non-employee Director is first elected or appointed to the Board, commencing with the annual meeting of stockholders held in May 1992 (or, if no annual meeting is held that month or, in the case of any year after 1992, if no annual meeting is held before the last business day of July of that year, then on the last business day of July 1992 or of such other July, as the case may be), the Company shall grant to each Nonemployee Director then in office an NSO to purchase 10,000 shares at an exercise price equal to the fair market value of such shares on the date of such option grant.

            (iii) Subject to the other provisions of this Plan, each option granted pursuant to this Section 5(b) shall be for a term of ten years. Each option granted under Section 5(b)(i) shall become exercisable with respect to one-fourth of the number of shares covered by such option on the first, second, third and fourth anniversary of the date such option was granted, so that such option shall be fully exercisable beginning on such fourth anniversary of the date such option was granted. Each option granted under Section 5(b)(ii) shall be fully exercisable beginning on the first anniversary of the date such option was granted.

    6. Grant of Options. The Administrator may, in its discretion, grant options under this Plan at any time and from time to time before the expiration of 10 years from the effective date of this Plan. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of the action taken by the Administrator to grant the option (in either case, the "Grant Date"). If an ISO is approved in anticipation of employment of any employee, the Grant Date shall be the date the intended optionee is first treated as an employee of the Company or any subsidiary for payroll purposes. As soon as practicable after the Grant Date, the Company will provide the optionee a written stock option agreement in the form approved by the Administrator (the "Option Agreement"), which designates the option as an ISO or an NSO, and identifies the Grant Date, the number of shares of Stock covered by the option, the option price and the other terms and conditions of the option.

    7. Terms and Conditions of Options. Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

        (a) Exercise of Option. In order to exercise all or a portion of any option granted under this Plan, an optionee must remain as an employee (in the case of an ISO), or as an employee, officer, director or consultant (in the case of an NSO) of the Company or a subsidiary of the Company until the date on which the option or portion thereof, becomes exercisable (the "Vesting Date"). The option shall be partially exercisable on or after each Vesting Date with respect to the percentage of total shares covered by the option as set out in the Option Agreement; provided, however, that the Vesting Date with respect to any options granted to officers or directors, as those terms are used in
Section 16 of the Securities Exchange Act of 1934, as amended, shall be not earlier than 6 months from the grant date.

        If an option (or portion thereof) is not exercised on the earliest Vesting Date on which it becomes exercisable, it may be exercised, in whole or in part, prior to its expiration date; provided, however, that no option granted under this Plan may be exercised more than 10 years from the Grant Date. If, at the time the Company grants an ISO, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable more than five years after the Grant Date.

        Notwithstanding any other provisions of this Plan, to the extent required by Section 422 of the Code, the aggregate fair market value of Common Stock first becoming exercisable by an optionee in any calendar year under all ISOs granted to the optionee together with all other incentive stock options granted to such optionee covering stock of the Company (or any company which, at the time of the grant, was a parent or subsidiary of the Company) shall not exceed $100,000 (or such other amount as may be in effect from time to time). If, by their terms such ISOs and other incentive stock options, when taken together, would first become exercisable at a rate which would exceed such limit then, unless otherwise provided in the Option Agreement, the portion thereof which exceeds such limit shall be NSOs. For this purpose, value shall be the fair market value of the Common Stock when the options were granted and options shall be taken into account in the order in which they were granted.

        (b) Option Price. The option price shall be at least 100% of the fair market value of the shares covered by the option on the Grant Date, as determined in good faith by the Administrator. If, at the time the Company grants an ISO, the optionee directly or by attribution owns stock possessing more than 10% of the total commbined voting power of all classes of stock of the Company or any subsidiary, the option price shall be at least 110% of the fair market value of the shares covered by the ISO on the Grant Date determined in the same manner.

        (c) Method of Exercise. To the extent the right to purchase shares has accrued, an option (or portion thereof) may by exercised from time to time in accordance with its terms by written notice from the optionee to the Company stating the number of shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price of the shares. Payment may be made in cash, by check or, at the absolute discretion of the Administrator, by delivery of an interest-bearing, full recourse promissory note or shares of Common Stock of the Company, endorsed in favor of the Company or accompanied by an appropriate stock power, or by a combination of the above, or any other form of consideration approved by the Administrator (including payment in accordance with any cashless exercise program permitted by applicable law, including, without limitation Regulation T promulgated by the Federal Reserve Board, as amended from time to time). Any share delivered to the Company as payment upon exercise of an option shall be valued at the fair market value on the date of exercise of the option determined in good faith by the Administrator. Options may not be exercised by any optionee by the delivery of shares of Common Stock more frequently than once every 6 months.

        (d) Nonassignability of Option Rights. No option shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of an optionee, only the optionee may exercise an option.

        (e) Exercise After Termination or Death. If, for any reason other than permanent and total disability or death, an optionee ceases to be employed by or to serve as a consultant to or a director of the Company or a subsidiary (if such relationship forms the sole basis for the option grant), options held at the date of such termination (to the extent then exercisable) may be exercised in whole or in part at any time within 30 days after the date of termination (but in no event after the expiration date of the option as set forth in the Option Agreement). Notwithstanding, if an optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) or dies while employed by or serving as a consultant to or director of the Company or a subsidiary (or, if the optionee dies within the period that the option remains exercisable after termination of employment, consultancy or directorship), options then held (to the extent then exercisable) may be exercised by the optionee, the optionee's personal representative, or by the person to whom the option is transferred by will or the laws of descent and distribution in whole or in part, at any time within one year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the expiration date of the option as set forth in the Option Agreement).

        (f) Compliance with Securities Laws. The Company shall not be obligated to issue any shares upon exercise of an option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. The Company shall have no obligation to register the shares under the federal securities laws or to take any other steps necessary to enable the shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the option shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Stock certificates evidencing shares acquired upon exercise of options shall bear any legend required by, or useful, for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement evidencing the option.

    8.  Purchase Rights.

        (a) Grant. The Administrator may, in its discretion, permit direct sales of Common Stock under this Plan at any time before expiration of 10 years from the effective date of this Plan. Shares may be issued at a price not less than the fair market value on the date of sale, payable at the option of the Administrator in cash or other lawful consideration. As soon as practicable after the grant of a purchase right, the Administrator shall advise the grantee in writing of the terms, conditions and restrictions relating to the grant, including the number of shares, the purchase price, the method of payment (which may include, in the absolute discretion of the Administrator, delivery of an interest-bearing, full recourse promissory note), the time within which the purchase right must be exercised, and the repurchase right, if any, available to the Company.

        (b) Purchase Agreement. Each sale of shares pursuant to a purchase right shall be evidenced by an agreement between the purchaser and the Company in such form and containing such terms, conditions and restrictions as are approved by the Administrator, which agreement, need not be identical for different purchasers. Stock certificates evidencing shares acquired pursuant to a purchase right shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the agreement evidencing the purchase right.

    9. Payment of Taxes. Regardless of the form of payment, exercise of an option may be conditioned on payment in cash, or provision satisfactory to the Administrator for payment to the Company, of all local, state and federal withholding taxes which, in the Administrator's judgment, are payable in connection therewith.

    In addition, if and to the extent consented to by the Administrator in its sole discretion at any time after an election pursuant to this paragraph is made, an optionee may elect in writing to have Common Stock to be obtained upon exercise of an option withheld by the Company on behalf of the optionee or to deliver previously-owned shares of Common Stock to the Company to pay the amount of tax required by law (as determined by the Company) to be withheld as a result of the exercise of such option. Any such election by an optionee subject (in the view of the Company) to the "short swing" profit rules of the Securities and Exchange Commission shall be subject to the following limitations:

        (a) such election must be made at least 6 months before the date that the amount of tax to be withheld in connection with such exercise is determined (the "Tax Date"), and shall be irrevocable; or

        (b) (i) such election must be made in (or made earlier to take effect in) any 10-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings; (ii) the option must be held at least 6 months prior to the Tax Date and the approval of the Administrator must be given after the election is made and prior to exercise of the option; and (iii) the option must be exercised in any such 10-day period. Any shares or other securities so withheld or delivered shall be valued by the Company as of the date of exercise of the option. The right to so withhold or deliver shares shall relate separately to each option or any portion thereof.

    10. Adjustment for Changes in Capitalization. The existence of outstanding options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 11, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which options may be granted under this Plan, the number and kind of securities as to which outstanding options may be exercised, and the option price at which outstanding options may be exercised, may be adjusted in the sole discretion of the Administrator and without regard to any resulting tax consequences to the optionee.

    11. Dissolution, Liquidation, Merger. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but in which, more than 50% of the shares of its Common Stock outstanding before the merger are held, after the merger, by holders different from those immediately prior to the merger, or a sale of over 80% of the assets of the Company, the Administrator may, in its discretion, do one or more of the following with respect to each outstanding option upon not less than 10 days prior written notice to the optionee:

        (a) accelerate the vesting of such option (subject, in the case of ISOs, to the limitation set forth in Section 7(a) of this Plan);

        (b) cancel such option to the extent then exercisable upon payment in cash to the optionee of the amount by which any cash and the fair market value of any other property which the optionee would have received as consideration for the shares issuable on exercise of the option, if such option had been exercised before such liquidation, dissolution, merger, consolidation, reverse merger or sale, exceeds the exercise price thereof;

        (c) shorten the period during which such option are exercisable, provided such option shall remain exercisable, to the extent otherwise exercisable, for at least 10 days after the date the notice is given; or

        (d) arrange for new option rights to be substituted for such option, or for the Company's obligations as to such option to be assumed by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation.

The action described in this Section 11 may be taken without regard to any resulting tax consequences to the optionee and may differ with respect to different options.

    12. Rights as Shareholder; Employee. An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 10 and 11, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered. The grant of any option shall not, by itself, confer on any person any right or inference of continued employment by, consultancy to or membership on the Board of Directors of the Company.

    13. Disqualifying Dispositions. If Stock acquired upon exercise of an Incentive Stock Option is disposed of in a disqualifying dispostion within the meaning of Section 422 of the Code, the holder of the Stock immediately prior to the disposition shall notify the Company in writing of the date and the terms of such disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled.

    14. Termination or Amendment. The Board may at any time terminate or amend this Plan except that no amendment or termination of this Plan, taken as a whole, shall:

         (a) adversely affect any rights of an optionee under the terms of an option granted before the date of such termination or amendment;

         (b) increase the number of shares of Stock which may be covered by options under this plan, except under Section 10 above or with the approval of the shareholders; or

         (c) extend the termination date of this Plan. Notwithstanding the foregoing, except as may be necessary to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, the Plan shall not be amended more than once every 6 months if any such amendment would have the effect of amending in any way the provisions set forth in Section 5(b) of the Plan relating to automatic stock option grants to directors.

    15. Parent and Subsidiary. As used in this Plan, "parent" and "subsidiary" mean any corporation in an unbroken chain of corporations which includes the Company if, at the relevant time, each of the corporations other than the last corporation in the chain owns stock possessing more than 50% of the total combined voting power of all classes of stock of one of the other corporations in the chain.

    16. Rule 16b-3. Notwithstanding any provision of the Plan, the Plan shall always be administered, and options and purchase rights shall always be granted and exercised, in such manner as to conform to the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

    17. Governing Law. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Internal Revenue Code of 1986, as amended, and the laws of the State of California.

    The Board originally adopted this Plan on March 24, 1992, and the Company's shareholders approved it on May 19, 1992.

                                  DETACH HERE

                         ADVANCED POLYMER SYSTEMS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1996





PROXY

        The undersigned hereby appoints John J. Meakem, Jr., and Julian N. Stern, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Advanced Polymer Systems, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California at 10:00 a.m. local time on June 5, 1996, and at any adjournments or postponements of such meeting, as follows:

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL. THIS PROXY MAY BE REVOKED BY THE UNDERSIGNED AT ANY TIME, PRIOR TO THE TIME IT IS VOTED, BY ANY OF THE MEANS DESCRIBED IN THIS ACCOMPANYING PROXY STATEMENT.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                SEE REVERSE
                                                                    SIDE

                                  DETACH HERE

/X/  Please mark
     votes as in
     this example.


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect as directors, to hold office until 1997 and until their successors are elected, the eight nominees listed below:

Nominees: Carl Ehmann, Jorge Heller, Helen C. Leong, John J. Meakem, Jr., Peter Riepenhausen, Toby Rosenblatt, Gregory H. Turnbull and Dennis Winger.

      /  /  FOR ALL NOMINEES           /  /  WITHHELD FROM ALL NOMINEES

/  /
    -----------------------------------------
     For all nominees except as noted above


2. To approve an amendment to the Company's 1992 Stock Plan to increase the number of shares by 750,000.

            /  /   FOR        /  /   AGAINST        /  /  ABSTAIN


3. In their discretion the proxyholders are authorized to transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

              MARK HERE
             FOR ADDRESS      /  /
             CHANGE AND
             NOTE AT LEFT


Date and sign exactly as names(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.



Signature:                                          Date:
          ----------------------------------------       --------------------



Signature:                                          Date:
          ----------------------------------------       --------------------